UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2008

Critical Therapeutics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50767	04-3523569
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
60 Westview Street, Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 402-5700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⊠ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01        Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
                         Transfer of Listing.

On May 16, 2008, Critical Therapeutics, Inc. (the “Company”) received notification from the NASDAQ Listings Qualification Department that the Company’s stockholders’ equity of $7,126,000, as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 that it filed with the Securities and Exchange Commission, does not comply with the minimum stockholders’ equity requirement of $10,000,000 for continued listing on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(3).

Given the Company’s failure to satisfy the minimum stockholders’ equity standard, the Listing Qualifications Staff is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market. To facilitate the review, the Company expects to provide to the Listing Qualifications Staff a definitive plan to achieve and sustain compliance with NASDAQ Global Market listing requirements. If after the conclusion of its review process, the Listing Qualifications Staff determines that the Company has not presented a definitive plan that is sufficient, the Staff will provide written notice to the Company that its common stock will be delisted from The NASDAQ Global Market. In such event, the Company may appeal the Staff’s decisions to a NASDAQ Listing Qualifications Panel. Alternatively, the Company could apply to transfer its listing from The NASDAQ Global Market to The NASDAQ Capital Market, if it meets all requirements for continued listing on that market.

The Company disclaims any intention or obligation to update the statements in this report for purposes of disclosing any action or response that the Company decides to take after the date hereof.

Item 8.01.       Other Events

The Company’s press release dated May 20, 2008 with respect to the notification from NASDAQ described above in Item 3.01 is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 20, 2008	CRITICAL THERAPEUTICS, INC.

		By:	/s/ Thomas P. Kelly
Thomas P. Kelly
Chief Financial Officer and Senior Vice President of Finance and Corporate Development

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated May 20, 2008.